Exhibit 99.1

Net Asset Value

VistaOne, L.P. (the “Fund”) calculates net asset value by deducting all accrued fees, expenses and other liabilities of the Fund from the fair value of investments, determined in accordance with valuation policies and procedures approved by the Fund’s General Partner, and other assets and receivables held by the Fund. The Fund’s transactional net asset value (“Transactional NAV”) is calculated for purposes of establishing the price at which subscriptions and repurchases of the Fund’s limited partnership units (the “Units”) are made. Transactional NAV per Unit differs from the Fund’s net asset value per Unit for financial reporting purposes as determined in accordance with accounting principles generally accepted in the United States of America (“GAAP NAV”).

The following table provides details of the major components of the Fund’s Transactional NAV as of July 31, 2026(1):

Components of Transactional NAV
Investments at fair value (cost of $1,381,153)	$1,605,871
Cash and cash equivalents	186,344
Other assets	5,297
Other liabilities(2)	(74,310)
Accrued performance participation allocation	(980)
Accrued servicing fees(3)	(778)
Management fee payable	(2,299)
General Partner redeemable non-controlling interests in consolidated entities(4)	(28,244)

Unitholder Transactional NAV	$1,690,901

Number of Units outstanding	53,950,390

(1)
Dollars in thousands.
(2)
Pursuant to an expense support agreement with VEPF Management, L.P. (the “Manager”), organizational, offering and certain operating fund expenses advanced on the Fund’s behalf by the Manager are recognized as a reduction to Transactional NAV in the month the Fund recognizes the reimbursement to the Manager for such costs.
(3)
Servicing fees are charged to Class A-B, Class B, Class A-D, Class D, Class A-S and Class S Units. Servicing fees are recognized as a reduction to Transactional NAV on a monthly basis as such fees are accrued. For GAAP NAV, the Fund’s cost of unitholder servicing fees are accrued for the estimated life of the Units as an offering cost at the time the Class A-B, Class B, Class A-D, Class D, Class A-S and Class S Units are sold.
(4)
Unitholder Transactional NAV excludes General Partner redeemable non-controlling interests in consolidated lower funds for which no Units are issued or outstanding at the Fund.

The following table provides details of Unitholder Transactional NAV and the Transactional NAV per Unit by class as of July 31, 2026:

	Class A-B Units	Class B Units	Class A-D Units	Class A-I Units	Class I Units	Class A-S Units	Class S Units	Class E Units	Class R Units	Total
Transactional NAV of outstanding Units(1)	$264,523	$10,436	$12,656	$833,908	$120,870	$284,654	$96,867	$13,198	$53,789	$1,690,901
Number of outstanding Units	8,399,004	333,461	400,000	26,303,611	3,836,403	9,080,336	3,109,458	397,580	2,090,537	53,950,390
Transactional NAV per Unit	$31.49	$31.30	$31.64	$31.70	$31.51	$31.35	$31.15	$33.20	$25.73

(1)
Dollars in thousands.

Reconciliation of GAAP NAV to Transactional NAV

The following table reconciles the Fund’s Unitholder GAAP NAV to Unitholder Transactional NAV as of July 31, 2026(1):

Unitholder GAAP NAV	$1,648,652
Adjustments:
Organizational, offering and other fund expenses(2)	23,152
Accrued servicing fees(3)	19,097
Deferred tax liabilities of certain taxable intermediate entities(4)	—

Unitholder Transactional NAV	$1,690,901
(1)
Dollars in thousands.
(2)
Represents an adjustment to reflect the recognition of organizational, offering and certain fund operating expenses (advanced on the Fund’s behalf by the Manager) recognized under GAAP NAV and the amount paid to the Manager during the expense reimbursement period beginning April 1, 2027.
(3)
Represents a reduction to reflect servicing fees related to Class A-B, Class B, Class A-D, Class D, Class A-S and Class S Units as they are accrued for on a monthly basis.
(4)
The Fund currently does not have any tax liabilities of certain taxable intermediate entities through which the Fund holds portfolio companies that are contingent upon the expected manner of divestment of the associated underlying portfolio company and are not reasonably expected to be recognized by the Fund.